UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2016, Solitario Exploration and Royalty Corp (“Solitario”) announced that it has appointed John A. Labate as a director. Mr. Labate was also appointed Chairman of the Audit Committee of the Board of Directors. Mr. Labate has over 30 years’ experience in the mining industry and has held senior financial management positions in mining and technology companies.

Mr. Labate is currently the Chief Financial Officer of Gold Resource Corporation (NYSE-MKT: GORO) and has served in that capacity since May 2015. Prior to that, Mr. Labate served as a consultant in accounting and finance matters in the mining industry as well as Chief Financial Officer for Golden Star Resources Ltd., a gold mining company (NYSE MKT: GSS; TSX: GSC) and Constellation Copper Corporation, Crown Resources Corporation and Applied Optical Technologies.  Mr. Labate received a bachelor’s degree in Accounting from San Diego State University.

On December 21, 2015, Solitario announced that John Hainey resigned as a director and Chairman of the Audit Committee of the Board of Directors of Solitario effective December 31, 2016. Mr. Hainey’s resignation was for personal reasons and not as a result of any disagreement with Solitario or its management with respect to the operations, policies or practices of Solitario.

ITEM 8.01	Other Matters

On December 21, 2016, Solitario Board of Directors announced that it has approved an extension of its existing share repurchase program through December 31, 2017. The share repurchase program, as initially approved in October 2015, authorized Solitario to repurchase up to 2.0 million shares of its outstanding common stock and was set to expire on December 31, 2016.

As of December 21, 2016, Solitario has repurchased 613,000 shares under the plan at an average price of US$0.507 per share. Under the program, as now extended, Solitario will have the ability to repurchase up to the remaining 1,387,000 available shares under the plan through December 31, 2017. All shares repurchased will be cancelled and will reduce Solitario’s current 38.7 million shares outstanding.

The timing and amount of any stock repurchased will be determined by Solitario’s Company’s management in the open market or in privately negotiated transactions based on market conditions and other factors, including price, regulatory requirements and capital availability, and in compliance with applicable state and federal securities laws. Repurchases may also be made under Rule 10(b)-18. The program does not require the repurchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. No repurchases will be made outside of the United States, including shares trading on the Toronto Stock Exchange. Payment for shares repurchased under the program will be funded using Solitario’s working capital.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Press Release dated December 21, 2015 announcing the Board of Director changes and the extension of the Solitario share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 21, 2016

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer